UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) MARCH 7, 2005

SUMMIT FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	000-19235	57-0892056
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

937 No. Pleasantburg Drive		29607
Greenville, South Carolina		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (864) 242-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Merger Agreement

On March 7, 2005, Summit Financial Corporation (“SFC”), its wholly owned subsidiary, Summit National Bank (“SNB”), First Citizens Bancorporation, Inc. (“Bancorp”), and its wholly-owned subsidiary, First Citizens Bank and Trust Company, Inc. (“FCB”), entered into an Agreement and Plan of Reorganization and Merger (the “Merger Agreement”), under which SFC and SNB will be merged with and into FCB, with FCB continuing after the merger (the “Merger”) as the surviving corporation.

Under the Merger Agreement, SFC shareholders will receive $22.00 cash per share of SFC common stock. In exchange for signing an option release, holders of SFC stock options will receive, for each share that may be acquired pursuant to their options, a cash payment equal to the spread between $22.00 per share and the exercise price per share of the SFC stock covered by the option.

SFC, SNB and FCB have made customary representations, warranties and covenants in the Merger Agreement. The completion of the Merger is subject to the approval of SFC’s shareholders and the satisfaction of customary conditions, including the receipt of regulatory approvals. It is also subject to Bancorp’s obtaining $75 million of financing at prescribed rates and on prescribed terms.

The Merger Agreement contains certain termination rights for both SFC and FCB. If FCB terminates the Merger Agreement in certain circumstances because SFC’s board of directors fails to recommend to SFC’s shareholders that they vote for approval of the Merger (or, after having made such a recommendation, withdraws, qualifies or revises that recommendation in any material respect), then SFC will owe FCB a $500,000 termination fee, and SFC and SNB will jointly and severally owe an additional $1 million if SFC or SNB executes or enters into a letter of intent, agreement-in-principle, acquisition agreement or similar agreement with respect to certain other transactions (each, an “Acquisition Agreement”) within 12 months after such termination. If FCB terminates the Merger Agreement in certain circumstances because of certain material breaches by either of SFC or SNB of certain of their obligations, covenants or agreements contained in the Merger Agreement, then SFC and SNB will jointly and severally owe FCB a $500,000 termination fee, and will owe an additional $1 million if a proposal for certain transactions involving SFC or SNB (each, an “Acquisition Proposal”) is publicly disclosed or is otherwise made known to SFC’s senior management or board of directors between March 7, 2005 and the date of such termination and SFC or SNB executes or enters into an Acquisition Agreement within 12 months after such termination. If FCB terminates the Merger Agreement in certain circumstances because SFC’s shareholders do not approve the Merger at a special meeting of SFC’s shareholders called to approve the Merger (the “SFC Shareholders’ Meeting”) or because, despite the material compliance by FCB and Bancorp with certain covenants in the Merger Agreement regarding the preparation of a proxy statement for the SFC Shareholders’ Meeting and certain applications for regulatory approvals relating to the Merger, the SFC Shareholders’ Meeting is not held by September 30, 2005, then SFC and SNB will jointly and severally owe FCB a $1.5 million termination fee if, at any time between March 7, 2005 and the date 12 months after such termination, SFC or SNB executes or enters into an Acquisition Agreement, but only if an Acquisition Proposal is publicly disclosed or is otherwise made known to SFC’s senior management or board of directors at any time between March 7, 2005 and the date of the SFC Shareholders’ Meeting (or, in the case of a termination by FCB as a result of the SFC Shareholders’ Meeting’s not being held by September 30, 2005, between March 7, 2005 and the date of such termination).

If SFC terminates the Merger Agreement in certain circumstances because of certain material breaches by either of FCB or Bancorp of certain of their obligations, covenants or agreements contained in the Merger Agreement, then FCB and Bancorp will jointly and severally owe SFC a $500,000 termination fee. If SFC terminates the Merger Agreement in certain circumstances to accept a superior Acquisition Proposal, then SFC and SNB will jointly and severally owe FCB a $1.5 million termination fee. If SFC terminates the Merger Agreement in certain circumstances because SFC’s shareholders do not approve the Merger at the SFC Shareholders’ Meeting despite the material compliance by SFC and SNB with certain covenants in the Merger Agreement regarding the preparation of a proxy statement for the SFC Shareholders’ Meeting and certain applications for regulatory approvals relating to the Merger and with certain other covenants relating to the SFC Shareholders’ Meeting, then SFC and SNB will jointly and severally owe FCB a $1.5 million termination fee if, at any time between March 7, 2005 and the date 12 months after such termination, SFC or SNB executes or enters into an Acquisition Agreement, but only if an Acquisition Proposal is publicly disclosed or is otherwise made known to SFC’s senior management or board of directors at any time between March 7, 2005 and the date of the SFC Shareholders’ Meeting.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which will be filed as an exhibit to SFC’s next quarterly report on Form 10-Q filed with the Securities and Exchange Commission.

Employment Agreements

In connection with the execution of the Merger Agreement, SFC entered into an employment agreement (the “Employment Agreement”) dated March 7, 2005 with James B. Schwiers to provide for the terms of Mr. Schwiers’s continuing employment with SFC before the Merger and with FCB following the Merger. The Employment Agreement provides for a term commencing March 7, 2005 and continuing for a period of three years following the effective date of the Merger at a base salary of $188,500. The Employment Agreement also provides for an initial bonus of $50,000 immediately prior to the consummation of the Merger and an additional bonus if Mr. Schwiers is still employed by FCB on the third anniversary of the Merger. The Employment Agreement contains noncompetition, nonsolicitation, nonpiracy and confidentiality provisions designed to protect the employer. The Employment Agreement provides that between the effective date thereof (March 7, 2005) and the date the Merger is consummated, Mr. Schwiers’ employment agreement dated September 2, 1999 (the “September Employment Agreement”) is suspended. If the Merger does not occur prior to December 31, 2005, the Employment Agreement will terminate and the September Employment Agreement will be reinstated retroactively to March 7, 2005. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which will be filed as an exhibit to SFC’s next quarterly report on Form 10-Q filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL CORPORATION

Dated: March 11, 2005	By:
J. Randolph Potter
President and Chief Executive Officer